NEWS RELEASE
Media Contact
Drew Prairie
512-602-4425
drew.prairie@amd.com

Investor Contact
Laura Graves
408-749-5467
laura.graves@amd.com
AMD Reports First Quarter 2018 Financial Results
- Revenue increased 40 percent year-over-year -
SANTA CLARA, Calif. - April 25, 2018 - AMD (NASDAQ:AMD) today announced revenue for the first quarter of 2018 of $1.65 billion, operating income of $120 million, net income of $81 million, and diluted earnings per share of $0.08. On a non-GAAP(1) basis, operating income was $152 million, net income was $121 million, and diluted earnings per share was $0.11.

GAAP Financial Results
Year-over-Year and Quarter-over-Quarter

	Q1 2018	Q1 2017	Y/Y	Q4 2017	Q/Q
Revenue	$1.65B	$1.18B	Up 40%	$1.34B	Up 23%
Gross Margin %	36%	32%	Up 4 pp	34%	Up 2 pp
Operating Expense	$477M	$394M	Up $83M	$454M	Up $23M
Operating Expense %	29%	33%	Down 4 pp	34%	Down 5 pp
Operating income (loss)	$120M	$11M	Up $109M	$(2)M	Up $122M
Net income (loss)	$81M	$(33)M	Up $114M	$(19)M	Up $100M
Earnings (loss) per share	$0.08	$(0.04)	Up $0.12	$(0.02)	Up $0.10
Non-GAAP Financial Results(1)
Year-over-Year and Quarter-over-Quarter

	Q1 2018	Q1 2017	Y/Y	Q4 2017	Q/Q
Revenue	$1.65B	$1.18B	Up 40%	$1.34B	Up 23%
Gross Margin %	36%	32%	Up 4 pp	34%	Up 2 pp
Operating Expense	$446M	$371M	Up $75M	$433M	Up $13M
Operating Expense %	27%	31%	Down 4 pp	32%	Down 5 pp
Operating income	$152M	$34M	Up $118M	$19M	Up $133M
Net income	$121M	$2M	Up $119M	$8M	Up $113M
Earnings per share	$0.11	$0.00	Up $0.11	$0.01	Up $0.10
“The first quarter was an outstanding start to 2018 with 40 percent year-over-year revenue growth,” said Dr. Lisa Su, AMD president and CEO. “PC, gaming and datacenter adoption of our new, high-performance products continues to accelerate. We are excited about our long-term roadmaps and focused on delivering sustained revenue growth and profitability.”

Q1 2018 Results

•	All AMD financial results are reported under the new revenue recognition accounting standard, ASC 606, with prior period financial results adjusted for comparison purposes.

•	Revenue was $1.65 billion, up 40 percent year-over-year and 23 percent quarter-over-quarter, driven primarily by higher revenue in the Computing and Graphics segment.

•
Gross margin was 36 percent, up 4 percentage points year-over-year and 2 percentage points quarter-over-quarter. The gross margin percentage increase was driven by a greater percentage of revenue from RyzenTM, RadeonTM and EPYCTM products.

•	On a GAAP basis, operating income was $120 million compared to operating income of $11 million a year ago and an operating loss of $2 million in the prior quarter.

•
Net income was $81 million compared to net losses of $33 million a year ago and $19 million in the prior quarter. Diluted earnings per share was $0.08, compared to losses per share of $0.04 a year ago and $0.02 in the prior quarter.

•	On a non-GAAP(1) basis, operating income was $152 million compared to operating income of $34 million a year ago and $19 million in the prior quarter.

•
Non-GAAP net income was $121 million compared to net income of $2 million a year ago and $8 million in the prior quarter. Non-GAAP diluted earnings per share was $0.11, compared to break even from a year ago and diluted earnings per share of $0.01 in the prior quarter.

•	Cash and cash equivalents were $1.04 billion at the end of the quarter.

Quarterly Financial Segment Summary

•	Computing and Graphics segment revenue was $1.12 billion, up 95 percent year-over-year and 23 percent quarter-over-quarter, primarily driven by strong sales of Radeon and Ryzen products.

•	Client processor average selling price (ASP) increased year-over-year and quarter-over-quarter due to a greater percentage of revenue from our Ryzen products.

•	GPU ASP increased year-over-year and quarter-over-quarter driven by a greater percentage of revenue from our new Radeon products.

•
Operating income was $138 million, compared to an operating loss of $21 million a year ago and operating income of $33 million in the prior quarter. Operating income improvement was driven by higher revenue.

•
Enterprise, Embedded and Semi-Custom (EESC) segment revenue was $532 million, down 12 percent year-over-year due to lower semi-custom revenue, partially offset by higher server and embedded revenue. EESC segment revenue was up 23 percent quarter-over-quarter, driven by semi-custom, embedded and EPYC processor revenue.

•
Operating income was $14 million, compared to operating income of $55 million a year ago and an operating loss of $13 million in the prior quarter. The year-over-year decrease was primarily due to a licensing gain that occurred in Q1 2017. The quarter-over-quarter increase was primarily due to higher revenue.

•	All Other operating loss was $32 million compared with operating losses of $23 million a year ago and $22 million in the prior quarter.

Q1 2018 Highlights

•	AMD continued returning innovation and excitement to the PC market with the introduction of new consumer-focused desktop processors.

•	AMD introduced the first AMD Ryzen desktop APUs, combining the high-performance Radeon “Vega” graphics architecture with revolutionary “Zen” CPU cores on a single chip.

•
AMD also delivered the next products in the Company’s strong multi-generational roadmap with the launch of its 2nd Generation Ryzen desktop CPUs just over one year after bringing the first Ryzen processors to market. The new 2nd Generation Ryzen processors can deliver up to 15% higher gaming performance compared to 1st Generation Ryzen processors, with the Ryzen 7 2700X processor delivering the highest multiprocessing performance available on a mainstream desktop PC.

•	Adoption of AMD products for the datacenter continued with new AMD EPYC processor-powered platforms and deployments.

•	Dell EMC introduced three new PowerEdge platforms powered by AMD EPYC 7000 series server processors.

•	Yahoo Japan Corporation and Packet joined the expanding list of global businesses deploying EPYC processors to enhance the performance and efficiency of their datacenters.

•	Supercomputing leader Cray announced that it added EPYC processors to its Cray CS500 line of HPC offerings.

•	AMD brought the powerful “Zen” architecture to a variety of new embedded markets with the launch of EPYC Embedded and Ryzen Embedded processors.

•	AMD released new Radeon Software Adrenalin Edition updates to optimize the performance of some of the most popular PC games and improve the eSports experience for Radeon graphics card owners.

•
AMD and Microsoft announced support for Radeon FreeSync™ technology in Microsoft’s Xbox One™ S and Xbox One™ X consoles, bringing the exceptional tear-free gaming experience to a broader base of gamers.

•	Adobe announced a new version of Adobe® Premiere Pro® CC with native support for AMD Radeon Pro SSG graphics to dramatically accelerate 4K and 8K workflows for popular native camera formats.

•	Steam launched support for AMD TrueAudio Next in Steam Audio, offering Steam users a more immersive audio experience.

•	AMD was included in Fast Company’s “World’s Most Innovative Companies” 2018 edition, ranking in the top ten Most Innovative Companies in the Consumer Electronics sector.

Current Outlook
AMD’s outlook statements are based on current expectations. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Cautionary Statement” below.
For the second quarter of 2018, AMD expects revenue to be approximately $1.725 billion, plus or minus $50 million, an increase of 50 percent year-over-year, and non-GAAP gross margin of approximately 37 percent.

AMD Teleconference
AMD will hold a conference call for the financial community at 2:30 p.m. PT (5:30 p.m. ET) today to discuss its first quarter 2018 financial results and forward looking financial guidance. AMD will provide a real-time audio broadcast of the teleconference on the Investor Relations page of its website at www.amd.com. The webcast will be available for 12 months after the conference call. A slide presentation of quarterly financial results can be found at ir.amd.com.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017
GAAP Gross Margin	$597	$452	$378
GAAP Gross Margin %	36%	34%	32%
Stock-based compensation	1	—	—
Non-GAAP Gross Margin	$598	$452	$378
Non-GAAP Gross Margin %	36%	34%	32%

GAAP operating expenses	$477	$454	$394
Stock-based compensation	31	21	23
Non-GAAP operating expenses	$446	$433	$371

GAAP operating income (loss)	$120	$(2)	$11
Stock-based compensation	32	21	23
Non-GAAP operating income	$152	$19	$34

	Three Months Ended
	March 31, 2018		December 30, 2017		April 1, 2017
GAAP net income (loss) /earnings (loss) per share	$81	$0.08	$(19)	$(0.02)	$(33)	$(0.04)
Loss on debt redemption	1	—	3	—	4	—
Non-cash interest expense related to convertible debt	6	—	5	—	6	0.01
Stock-based compensation	32	0.03	21	0.02	23	0.02
Gain on sale of 85% of ATMP	—	—	(3)	—	—	—
Tax provision related to sale of 85% of ATMP JV	—	—	1	—	—	—
Equity loss in investee	1	—	—	—	2	—
Non-GAAP net income / earnings per share	$121	$0.11	$8	$0.01	$2	$0.00

Q1 2018 non-GAAP diluted EPS is calculated based on 1,140 million shares, which include 100.6 million shares related to the Company’s 2026 Convertible Notes and a $5 million cash interest expense add-back to net income under the "if converted" method.

About AMD
For more than 45 years, AMD has driven innovation in high-performance computing, graphics, and visualization technologies - the building blocks for gaming, immersive platforms, and the datacenter. Hundreds of millions of consumers, leading Fortune 500 businesses, and cutting-edge scientific research facilities around the world rely on AMD technology daily to improve how they live, work, and play. AMD employees around the world are focused on building great products that push the boundaries of what is possible. For more information about how AMD is enabling today and inspiring tomorrow, visit the AMD (NASDAQ: AMD) website, blog, Facebook and Twitter pages.

Cautionary Statement
This document contains forward-looking statements concerning Advanced Micro Devices, Inc. (AMD) such as AMD’s financial outlook for the second quarter of 2018 and fiscal 2018, including revenue and non-GAAP gross margin; the continued acceleration of customer adoption of AMD's new high performance products; and AMD's ability to deliver sustained revenue and profitability, which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are commonly identified by words such as "would," "may," "expects," "believes," "plans," "intends," "projects" and other terms with similar meaning. Investors are cautioned that the forward-looking statements in this document are based on current beliefs, assumptions and expectations, speak only as of the date of this document and involve risks and uncertainties that could cause actual results to differ materially from current expectations. Such statements are subject to certain known and unknown risks and uncertainties, many of which are difficult to predict and generally beyond AMD's control, that could cause actual results and other future events to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Material factors that could cause actual results to differ materially from current expectations include, without limitation, the following: Intel Corporation’s dominance of the microprocessor market and its aggressive business practices; the ability of GLOBALFOUNDRIES Inc. to satisfy AMD’s manufacturing requirements; the ability of third party manufacturers to manufacture AMD products on a timely basis in sufficient quantities and using competitive technologies; the ability of third party manufacturers to achieve expected manufacturing yields; AMD’s ability to introduce products on a timely basis with features and performance levels that provide value to its customers; AMD’s ability to generate sufficient revenue and operating cash flow or obtain external financing; the loss of a significant customer; AMD’s ability to generate revenue from its semi-custom SoC products; actual or perceived security vulnerabilities of AMD’s products; global economic uncertainty; AMD’s ability to generate sufficient cash to service its debt obligations or meet its working capital requirements; AMD’s large amount of indebtedness; restrictions imposed by agreements governing AMD’s debt and its secured revolving line of credit; the competitive nature of the markets in which AMD’s products are sold; the dilutive effect on shareholders if West Coast Hitech L.P. exercises its warrants to purchase AMD’s common stock, and the conversion of AMD’s 2.125% Convertible Senior Notes due 2026; uncertainties involving the ordering and shipment of AMD’s products; fluctuations in demand or a market decline for AMD’s products; AMD’s reliance on third-party intellectual property to design and introduce new products in a timely manner; AMD’s reliance on third-party companies for the design, manufacture and supply of motherboards, software and other computer platform components; AMD’s reliance on Microsoft Corporation’s support and other software vendors; AMD’s reliance on third-party distributors and AIB partners; AMD’s ability to continue to attract and retain qualified personnel; AMD’s ability to repurchase its debt in the event of a change of control; the highly cyclical nature of the semiconductor industry; future acquisitions, divestitures and/or joint ventures that may disrupt AMD’s business; modification or interruption of internal business processes and information systems; potential data breaches and cyber-attacks; quarterly and seasonal sales patterns that may affect AMD’s business; availability of essential equipment, materials or manufacturing processes to manufacture AMD’s products; compatibility of AMD’s products with industry-standard software and hardware; costs related to defective products; the efficiency of AMD’s supply chain; AMD’s ability to rely on third parties’ certain supply-chain logistics functions, product distribution, transportation management and information technology support services; future impairments of goodwill; stock price volatility; political, legal and economic risks and natural disasters; worldwide political conditions; unfavorable currency exchange rate fluctuations; AMD’s ability to effectively control the sales of its products on the gray market; AMD’s ability to protect its technology or intellectual property; current and future litigation; potential tax liabilities; and environmental laws and conflict minerals-related provisions. Investors are urged to review in detail the risks and uncertainties in AMD's Securities and Exchange Commission filings, including but not limited to AMD's Annual Report on Form 10-K for the year ending December 30, 2017.

1.
In this earnings press release, in addition to GAAP financial results, AMD has provided non-GAAP financial measures including non-GAAP gross margin, non-GAAP operating expense, non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP earnings (loss) per share. These non-GAAP financial measures reflect certain adjustments as presented in the tables in this earnings press release. AMD also provided adjusted EBITDA and free cash flow as supplemental non-GAAP measures of its performance. These items are defined in the footnotes to the selected corporate data tables provided at the end of this earnings press release. AMD is providing these financial measures because it believes this non-GAAP presentation makes it easier for investors to compare its operating results for current and historical periods and also because AMD believes it assists investors in comparing AMD’s performance across reporting periods on a consistent basis by excluding items that it does not believe are indicative of its core operating performance and for the other reasons described in the footnotes to the selected data tables. Refer to the data tables at the end of this earnings press release.

AMD, the AMD Arrow logo, EPYC, Radeon, Radeon Instinct, Ryzen, and combinations thereof, are trademarks of Advanced Micro Devices, Inc. Other names are for informational purposes only and used to identify companies and products and may be trademarks of their respective owner.

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Millions except per share amounts and percentages)

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017
Net revenue	$1,647	$1,340	$1,178
Cost of sales	1,050	888	800
Gross margin	597	452	378
Gross margin %	36%	34%	32%
Research and development	343	320	271
Marketing, general and administrative	134	134	123
Licensing gain	—	—	(27)
Operating income (loss)	120	(2)	11
Interest expense	(31)	(31)	(32)
Other income (expense), net	1	2	(5)
Income (loss) before equity loss and income taxes	90	(31)	(26)
Provision (benefit) for income taxes	8	(12)	5
Equity loss in investee	(1)	—	(2)
Net Income (loss)	$81	$(19)	$(33)
Earnings (loss) per share
Basic	$0.08	$(0.02)	$(0.04)
Diluted	$0.08	$(0.02)	$(0.04)
Shares used in per share calculation
Basic	968	965	939
Diluted	1,039	965	939

ADVANCED MICRO DEVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions)

	March 31, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$1,045	$1,185
Accounts receivable, net	738	454
Inventories, net	715	694
Prepayment and other receivables - related parties	18	33
Prepaid expenses	67	77
Other current assets	168	191
Total current assets	2,751	2,634
Property, plant and equipment, net	290	261
Goodwill	289	289
Investment: equity method	57	58
Other assets	376	310
Total Assets	$3,763	$3,552
Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt, net	223	70
Accounts payable	456	384
Payables to related parties	374	412
Accrued liabilities	485	555
Other current liabilities	159	92
Total current liabilities	1,697	1,513
Long-term debt, net	1,165	1,325
Other long-term liabilities	186	118
Stockholders' equity:
Capital stock:
Common stock, par value	10	9
Additional paid-in capital	8,502	8,464
Treasury stock, at cost	(108)	(108)
Accumulated deficit	(7,692)	(7,775)
Accumulated other comprehensive income	3	6
Total Stockholders' equity	$715	$596
Total Liabilities and Stockholders' Equity	$3,763	$3,552

ADVANCED MICRO DEVICES, INC.
SELECTED CASH FLOW INFORMATION
(Millions)

Three Months Ended
March 31, 2018
Net cash provided by (used in)
Operating activities	$(86)
Investing activities	$(46)
Financing activities	$(8)

SELECTED CORPORATE DATA
(Millions)

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017
Segment and Category Information
Computing and Graphics (1)
Net revenue	$1,115	$908	$573
Operating income (loss)	$138	$33	$(21)
Enterprise, Embedded and Semi-Custom (2)
Net revenue	$532	$432	$605
Operating income (loss)	$14	$(13)	$55
All Other (3)
Net revenue	$—	$—	$—
Operating loss	$(32)	$(22)	$(23)
Total
Net revenue	$1,647	$1,340	$1,178
Operating income (loss)	$120	$(2)	$11

Other Data
Capital expenditures	$46	$44	$23
Adjusted EBITDA (4)	$196	$58	$68
Cash, cash equivalents and marketable securities	$1,045	$1,185	$943
Free cash flow (5)	$(132)	$339	$(322)
Total assets	$3,763	$3,552	$3,353
Total debt	$1,388	$1,395	$1,408

(1)
The Computing and Graphics segment primarily includes desktop and notebook processors and chipsets, discrete and integrated graphics processing units (GPUs) and professional GPUs. The Company also licenses portions of its intellectual property portfolio.

(2)
The Enterprise, Embedded and Semi-Custom segment primarily includes server and embedded processors, semi-custom System-on-Chip (SoC) products, development services and technology for game consoles. The Company also licenses portions of its intellectual property portfolio.

(3)	All Other category primarily includes certain expenses and credits that are not allocated to any of the operating segments. Also included in this category is stock-based compensation expense.

(4)	Reconciliation of GAAP Operating Income (Loss) to Adjusted EBITDA*

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017
GAAP operating income (loss)	$120	$(2)	$11
Stock-based compensation	32	21	23
Depreciation and amortization	44	39	34
Adjusted EBITDA	$196	$58	$68

(5)    Free cash flow reconciliation**

	Three Months Ended
	March 31, 2018	December 30, 2017	April 1, 2017
GAAP net cash provided by (used in) operating activities	$(86)	$383	$(299)
Purchases of property, plant and equipment	(46)	(44)	(23)
Free cash flow	$(132)	$339	$(322)

*
The Company presents “Adjusted EBITDA” as a supplemental measure of its performance. Adjusted EBITDA for the Company is determined by adjusting operating income (loss) for depreciation and amortization and stock-based compensation expense. The Company calculates and communicates Adjusted EBITDA because the Company’s management believes it is of importance to investors and lenders in relation to its overall capital structure and its ability to borrow additional funds. In addition, the Company presents Adjusted EBITDA because it believes this measure assists investors in comparing its performance across reporting periods on a consistent basis by excluding items that the Company does not believe are indicative of its core operating performance. The Company’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view Adjusted EBITDA as an alternative to the GAAP operating measure of operating income (loss) or GAAP liquidity measures of cash flows from operating, investing and financing activities. In addition, Adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows.

**
The Company also presents free cash flow as a supplemental Non-GAAP measure of its performance. Free cash flow is determined by adjusting GAAP net cash provided by (used in) operating activities for capital expenditures. The Company calculates and communicates free cash flow in the financial earnings press release because management believes it is of importance to investors to understand the nature of these cash flows. The Company’s calculation of free cash flow may or may not be consistent with the calculation of this measure by other companies in the same industry. Investors should not view free cash flow as an alternative to GAAP liquidity measures of cash flows from operating activities.

The Company has provided reconciliations within the earnings press release of these non-GAAP financial measures to the most directly comparable GAAP financial measures.